EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Exobox Technologies Corp., on Form SB-2 of our report dated October 29, 2007 for Exobox Technologies Corp.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

November 30, 2007